Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of New Covenant Funds:

We have audited the accompanying statements of assets and liabilities, of the New Covenant Funds (comprised of New
Covenant Growth Fund, New Covenant Income Fund, New
Covenant Balanced Growth Fund, and New Covenant
Balanced Income Fund) (collectively "the Funds") including the portfolios of investments, as of June 30, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards
 of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that
 are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of June 30, 2005, by correspondence with the custodian and brokers.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial
 highlights referred to above present fairly, in all material respects, the financial position of each of the New Covenant Funds as of June 30, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.








Columbus, Ohio
August 17, 2005